Exhibit (23) (a)


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 033-65355 of Allstate Life Insurance Company of New York to Form S-1 on Form S-3 of our report dated February 19, 1999, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 26, 1999